Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN REPORTS 2010 FIRST QUARTER RESULTS

First Quarter 2010 Highlights:

·	Earnings per diluted share of $0.07, within previously announced range of $0.05 to $0.10
·	JPF program production resumed in April
·	Sequential daily sales growth of 10.5% and year-over-year daily sales growth of 2.9% in Industrial Distribution

BLOOMFIELD, Connecticut (May 6, 2010) – Kaman Corp. (NASDAQ GS:KAMN) today reported financial results for the first quarter ended April 2, 2010.

Summary of Financial Results
In thousands except per share amounts
	For the Three Months Ended

	April 2, 2010	April 3, 2009	$ Change
Net sales:
Industrial Distribution	$179,259	$176,906	$2,353
Aerospace	97,513	117,129	(19,616)
Net sales	$276,772	$294,035	$(17,263)

Operating income:
Industrial Distribution	$4,812	$2,779	$2,033
Aerospace	9,633	15,297	(5,664)
Net gain on sale of assets	576	93	483
Corporate expense	(10,528)	(8,766)	(1,762)
Operating income	$4,493	$9,403	$(4,910)

Diluted earnings per share	$0.07	$0.21	$(0.14)

Neal J. Keating, Chairman, President and Chief Executive Officer, stated, “During the first quarter Kaman experienced issues in our Aerospace segment that impacted our financial performance.  However, we were encouraged by the progress on several key initiatives and by the improving industrial market conditions that should positively impact our business and help overcome some of the challenges that have adversely impacted our Aerospace segment.  Revenue trends in our Industrial Distribution segment strengthened significantly during the quarter and were above our expectations, allowing us to achieve growth for the first time since 2008 despite facing the most difficult year-over-year comparison we will have this year. We also announced earlier this week the acquisition of Minarik Corporation, our largest Industrial Distribution acquisition to date, which combined with our recent acquisitions of Allied Bearings Supply and Fawick de Mexico, will expand our geographic footprint and increase our served market in this segment.”

“As we previously communicated, a supplied component performance issue under our Joint Programmable Fuze (JPF) program affected our first quarter Aerospace segment results, negatively impacting sales by approximately $25 million. While we were disappointed in the short-term impact on our performance, we are pleased to announce that we restarted production on the JPF program in late April. We were also awarded Option 7 production, worth $45.5 million, under our contract during the first quarter, which provides us with a backlog on the program into 2012. Finally, as we anticipated, our aerospace bearing sales were lower in the first quarter primarily due to lower shipments to the business and regional jet and commercial helicopter markets.  However, there are indications that commercial aerospace end markets are starting to exhibit encouraging signs, which should leave us well positioned for improved results in the second half of the year.”

Segment reports follow:

Industrial Distribution segment sales were $179.3 million in the 2010 first quarter compared to $176.9 million a year ago, an increase of 1.3%, substantially all of which was attributable to organic growth.  Segment operating income for the first quarter of 2010 was $4.8 million, a 73.2% increase from operating income of $2.8 million in the first quarter of 2009.  The operating profit margin for the first quarter of 2010 was 2.7% compared to 2.3% in the fourth quarter of 2009 and 1.6% in the first quarter of 2009.   This year-over-year and sequential improvement in operating margin was a result of the leverage from higher sales volume as well as on-going cost reductions.

Industrial Distribution segment sales for the first quarter reflect improved performance in the company’s end-markets, particularly to our OEM customers.  This quarter marked the first positive year-over-year sales growth since the fourth quarter of 2008.  On a sales per day* basis first quarter sales were 10.5% higher than the fourth quarter of 2009 and 2.9% above the first quarter of 2009.

Aerospace segment sales were $97.5 million, a decrease of 16.7% from sales of $117.1 million in the first quarter of 2009. Operating income for the 2010 first quarter was $9.6 million, compared to operating income of $15.3 million in the 2009 first quarter.  The operating margin in this year’s first quarter was 9.9% as compared to 13.1% in the comparable period in the prior year.  The margin reduction was primarily attributable to lower sales of our high margin bearing product lines.

The decrease in segment sales from last year’s first quarter is a result of several factors including:  the delay of deliveries under the JPF program; decreased sales from aerospace bearing programs; and lower sales under the Egypt SH-2G(E) maintenance and upgrade program. These decreases were partially offset by increased legacy missile fuze program sales; higher sales of SH-2 spares to New Zealand; increased revenues from erosion coating programs for U.S. military helicopter platforms; sales under the Bell Helicopter blade program; and approximately $0.9 million related to foreign currency translation.

Outlook

The company’s expectations for 2010 include:

•	Aerospace segment sales approximately flat compared to 2009 with operating margins of 15.5% to 16.5%
•	Industrial Distribution segment organic sales growth of 6% to 8% yielding sales in a range of $765 million to $785 million when combined with previously announced acquisitions
•	Industrial Distribution segment operating margins of approximately 2.8% to 3.2%
•	Interest expense approximately $5 million higher compared to 2009

Aerospace expectations do not include potential opportunities related to either the sale of SH-2G(I) inventory or deployment of the unmanned K-MAX aircraft.  Industrial Distribution expectations include completed acquisitions.

CFO William C. Denninger commented, "We believe the first half of the year will be more challenging than the second in our Aerospace segment. We are raising our expectations for the Industrial Distribution segment for the full year given the acquisitions that we have announced to date as well as that segment’s improved first quarter performance. Kaman will continue to pursue both organic and acquisition growth opportunities, while tightly managing our cost structure to maximize earnings and cash flow."

Please see the MD&A section of the company’s SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on the quarter’s results and various company programs.

A conference call has been scheduled for tomorrow, May 7, 2010 at 8:30 AM EDT.  Listeners may access the call live over the Internet through a link on the home page of the company’s website at http://www.kaman.com.  In its discussion, management may include certain non-GAAP measures related to company performance.  If so, a reconciliation of that information to GAAP will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Non-GAAP Measure Disclosure
Management believes that the non-GAAP (Generally Accepted Accounting Principles) measure indicated by an asterisk * used in this release provides investors with important perspectives into the company’s ongoing business performance.  The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures.  Other companies may define the measures differently.  The following definitions are provided:

Sales per Sales Day - Sales per sales day is defined as GAAP “Net sales from the Industrial Distribution segment” divided by the number of sales days in a given period.  Sales days are essentially business days that the company’s branch locations are open for business and exclude weekends and holidays.  Sales days are provided as part of this release.  Management believes sales per sales day provides investors with an important perspective on how net sales may be impacted by the number of days the segment is open for business.

Management uses sales per sales day as a measurement to compare periods in which the number of sales days differ.  The following table illustrates the calculation of sales per sales day using “Net sales: Industrial Distribution” from the “Segment Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the company’s Form 10-Q filed with the Securities and Exchange Commission on May 6, 2010 and the “Summary of Segment Information” table in the earnings release from the company’s Form 8-K filed with the Securities and Exchange Commission on February 25, 2010 (in thousands, except days):

	For the Three Months Ended
	April 2, 2010	December 31, 2009	April 3, 2009
Industrial Distribution Segment
Net Sales	$179,259	$149,754	$176,906
Sales Days	65	60	66
Industrial Distribution Segment
Sales per Sales Day	$2,758	$2,496	$2,680

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company’s SH-2G Super Seasprite maritime helicopters and K-MAX medium-to-heavy lift helicopters.  The company is also a leading distributor of industrial parts, and operates nearly 200 customer service centers and five distribution centers across North America.  Kaman offers more than two million items including bearings, power transmission, electrical, material handling, motion control, fluid power and MRO supplies to customers in a variety of industries.  Additionally, Kaman provides value-added services such as engineering and design support for electrical, linear, hydraulic and pneumatic systems as well as belt and rubber fabrication, reducer build, hose assemblies, custom modifications, repair services, fluid analysis and motor management.

Forward-Looking Statements

This release contains forward-looking information relating to the company's business and prospects, including the Aerospace and Industrial Distribution businesses, operating cash flow, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Those uncertainties include, but are not limited to: 1) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic; 2) political conditions in countries where the company does or intends to do business; 3) standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; 4) domestic and foreign economic and competitive conditions in markets served by the company, particularly the defense, commercial aviation and industrial production markets; 5) risks associated with successful implementation and ramp up of significant new programs; 6) management's success in increasing the volume of profitable work at the Aerospace Wichita facility;  7) successful negotiation of the Sikorsky Canadian MH-92  program price; 8) successful resale of the SH-2G(I) aircraft, equipment and spare parts;   9) receipt and successful execution of production orders for the JPF U.S. government contract, including the exercise of all contract options and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; 10) satisfactory resolution of the company’s litigation relating to the FMU-143 program; 11) continued support of the existing K-MAX helicopter fleet, including sale of existing K-MAX spare parts inventory; 12) cost estimates associated with environmental remediation activities at the Bloomfield, Moosup and New Hartford, CT facilities and our U.K. facilities; 13) profitable integration of acquired businesses into the company's operations; 14) changes in supplier sales or vendor incentive policies; 15) the effects of price increases or decreases; 16) the effects of pension regulations, pension plan assumptions and future contributions; 17) future levels of indebtedness and capital expenditures; 18) continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; 19) the effects of currency exchange rates and foreign competition on future operations; 20) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; 21) future repurchases and/or issuances of common stock; and 22) other risks and uncertainties set forth in the company's annual, quarterly and current reports, and proxy statements. Any forward-looking information provided in this release should be considered with these factors in mind. The company assumes no obligation to update any forward-looking statements contained in this release.

###
Contact: Eric Remington, V.P.
Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

A summary of segment information follows:
Summary of Segment Information
(In thousands)

	For the three months ended
	April 2, 2010	April 3, 2009

Net sales:
Industrial Distribution	$179,259	$176,906
Aerospace	97,513	117,129
Net sales	$276,772	$294,035

Operating income:
Industrial Distribution	$4,812	$2,779
Aerospace	9,633	15,297
Net gain (loss) on sale of assets	576	93
Corporate expense (1)	(10,528)	(8,766)
Operating income	$4,493	$9,403

(1)
“Corporate expense” increased for the quarter ended April 2, 2010 compared to the same period of 2009.  Factors in this increase are higher year-over-year acquisition expenses of $0.8 million and higher incentive compensation expense.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)(Unaudited)

	For the Three Months Ended
	April 2, 2010	April 3, 2009

Net sales	$276,772	$294,035
Cost of sales	204,017	216,340
	72,755	77,695

Selling, general and administrative expenses	68,838	68,385
Net (gain)/loss on sale of assets	(576)	(93)
Operating income	4,493	9,403
Interest expense, net	2,054	1,445
Other (income) expense, net	(216)	(139)

Earnings before income taxes	2,655	8,097
Income tax expense	929	2,721
Net earnings	$1,726	$5,376

Net earnings per share:
Basic net earnings per share	$0.07	$0.21
Diluted net earnings per share	$0.07	$0.21
Average shares outstanding:

Basic	25,829	25,534
Diluted	26,017	25,598

Dividends declared per share	$0.140	$0.140

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)(Unaudited)
	April 2, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$18,346	$18,007
Accounts receivable, net	145,010	135,423
Inventories	301,672	285,263
Deferred income taxes	24,410	23,040
Other current assets	27,131	20,870
Total current assets	516,569	482,603
Property, plant and equipment, net	81,223	81,322
Goodwill	86,131	88,190
Other intangibles assets, net	28,488	28,684
Deferred income taxes	54,930	69,811
Other assets	17,069	22,457
Total assets	$784,410	$773,067

Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable	$1,816	$1,835
Current portion of long-term debt	5,000	5,000
Accounts payable – trade	83,640	79,309
Accrued salaries and wages	17,716	19,049
Accrued pension costs	1,105	1,105
Accrued contract losses	1,454	1,310
Advances on contracts	1,591	1,800
Current portion of amount due to Commonwealth of Australia	22,779	-
Other accruals and payables	38,608	39,204
Income taxes payable	3,139	5,458
Total current liabilities	176,848	154,070
Long-term debt, excluding current portion	81,750	56,800
Deferred income taxes	7,826	8,352
Underfunded pension	120,874	157,266
Due to Commonwealth of Australia, excluding current portion	11,783	34,067
Other long-term liabilities	52,324	49,612
Commitments and contingencies
Shareholders' equity:
Capital stock, $1 par value per share:
Preferred stock, 200,000 shares authorized; none outstanding	-	-
Common stock, 50,000,000 shares authorized, voting, 25,955,612 and 25,817,477 shares issued, respectively	25,956	25,817
Additional paid-in capital	91,832	89,624
Retained earnings	300,159	302,058
Accumulated other comprehensive income (loss)	(84,076)	(104,042)
Less 63,130 and 51,000 shares of common stock, respectively,
held in treasury, at cost	(866)	(557)
Total shareholders’ equity	333,005	312,900
Total liabilities and shareholders’ equity	$784,410	$773,067

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)(Unaudited)

	For the Three Months Ended
	April 2, 2010	April 3, 2009
Cash flows from operating activities:
Net Earnings	$1,726	$5,376
Adjustments to reconcile net earnings to
net cash provided by (used in) operating activities
Depreciation and amortization	4,478	3,837
Change in allowance for doubtful accounts	(206)	186
Net (gain) loss on sale of assets	(576)	(93)
Loss on Australian payable, net of gain on derivative instruments	(104)	1
Stock compensation expense	1,389	839
Excess tax expense (benefit) from share-based compensation arrangements	(131)	73
Deferred income taxes	(1,837)	(338)
Changes in assets and liabilities, excluding effects of acquisitions/divestures:
Accounts receivable	(9,224)	(13,530)
Inventories	(14,997)	1,280
Income tax receivable	-	2,382
Other current assets	341	390
Accounts payable	4,648	(3,864)
Accrued contract losses	144	36
Advances on contracts	(209)	(343)
Accrued expenses and payables	(1,974)	(3,052)
Income taxes payable	(2,243)	119
Pension liabilities	4,058	2,193
Other long-term liabilities	1,375	533
Net cash provided by (used in) operating activities	(13,342)	(3,975)

Cash flows from investing activities:
Proceeds from sale of assets	1,056	10
Expenditures for property, plant & equipment	(3,579)	(2,157)
Acquisition of businesses including earn out adjustment, net of cash received	(3,989)	(549)
Other, net	(412)	77
Cash provided by (used in) investing activities	(6,924)	(2,619)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	26,106	13,817
Debt repayment	(1,250)	(1,250)
Net change in book overdraft	(438)	607
Proceeds from exercise of employee stock plans	988	495
Dividends paid	(3,819)	(3,765)
Debt issuance costs	(43)	-
Windfall tax (expense) benefit	131	(73)
Other	(309)	(191)
Cash provided by (used in) financing activities	21,366	9,640

Net increase (decrease) in cash and cash equivalents	1,100	3,046
Effect of exchange rate changes on cash and cash equivalents	(761)	(207)
Cash and cash equivalents at beginning of period	18,007	8,161
Cash and cash equivalents at end of period	$18,346	$11,000